SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on November 8, 2010, Ambac Financial Group, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Bankruptcy Petition # 10-15973 (SCC). Since filing the petition, the Company has operated as debtor in possession under the jurisdiction of the Bankruptcy Court.

On March 14, 2012, the Bankruptcy Court entered an order (Docket No. 938) (the “Confirmation Order”) confirming the Fifth Amended Plan of Reorganization of Ambac Financial Group, Inc. (the “Plan”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. A copy of the Plan is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

As of March 9, 2012, the Company had 302,431,515 shares of common stock outstanding (net of 5,585,249 treasury shares). On the Effective Date, all Equity Interests in the Company (including all issued and outstanding common stock and securities convertible into common stock) will be canceled and extinguished without further action. The number of shares of New Common Stock to be reserved for future issuance under the Plan in respect of certain Claims allowed under the Plan has not yet been determined.

The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

Plan of Reorganization

The Plan contemplates the reorganization of the Company and the resolution of all outstanding Claims against and Equity Interests in the Company. Subject to the specific provisions set forth in the Plan, all of the pre-petition debt obligations owed to unsecured creditors of the Company will, as a general matter, be converted into New Common Stock to be issued by the Company. In addition, holders of Senior Notes Claims and Subordinated Notes Claims will receive Warrants, as described below. Moreover, the holders of Equity Interests of the Company or of rights or Claims arising in connection therewith will receive no distributions on account of these Claims or Equity Interests, which will be cancelled. Administrative Claims, Claims for Accrued Professional Compensation and Priority Tax Claims are Unimpaired under the Plan, which means, in general, that the Plan will leave their legal, equitable and contractual rights unaltered.

If the Plan is consummated, on the Effective Date or as reasonably practicable thereafter, the Company will make distributions in respect of certain classes of Claims as provided in the Plan.

Treatment of Claims and Equity Interests

Under the Plan, the Company will pay Administrative Claims in full. Except to the extent that a holder of Priority Tax Claim has been paid in full prior to the Effective Date or agrees to a different treatment, the holder will be paid in full on or as soon as practicable after the Effective Date or on a deferred basis.

The Plan divides all other Claims against, and all Equity Interests in, the Company into various Classes. The following table summarizes the classification of Claims and Equity Interests under the Plan, the treatment of each such Class and the projected recovery under the Plan, if any, for each Class. The chart is not a complete description of any Class of Claims or Equity Interests. For a more detailed discussion of the treatment of Claims and Equity Interests against the Company, including additional information regarding the assumptions underlying the calculation of the projected recoveries, see the Plan and the related Disclosure Statement.

Class	Designation	Plan Treatment of Allowed Claims	Projected Recovery Under the Plan

1	Priority Non-Tax Claims	Payment in full in Cash	100%

2	Secured Claims	In the discretion of the Company, (i) payment in full in Cash, (ii) payment of the collateral securing such Allowed Secured Claim or (iii) any other treatment such that the Allowed Secured Claim will be Unimpaired	100%

3	General Unsecured Claims	(i) Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Senior Notes Claims and Subordinated Notes Claims pursuant to the Plan and (ii) the Warrants distributed to Holders of Allowed General Unsecured Claims, which shall be, in the aggregate, an amount equal to the General Unsecured Claims Warrant Amount	8.5-13.2%

4	Senior Notes Claims	Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Allowed Senior Notes Claims and Allowed Subordinated Notes Claims pursuant to the Plan. In addition, the Senior Notes Indenture Trustee shall receive redistributions of New Common Stock and Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, from the Subordinated Notes Indenture Trustee in accordance with the subordination provisions of the Indentures; provided, however, (i) the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee the Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims and (ii) prior to distributing any New Common Stock to the Holders of Allowed Senior Notes Claims, the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee 1.5% of the New Common Stock that is distributed to creditors pursuant to the Plan, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims.	11.4-17.6%

5	Subordinated Notes Claims	(i) Pro Rata share of the New Common Stock distributed to Holders of Allowed General Unsecured Claims, Allowed Senior Notes Claims and Allowed Subordinated Notes Claims pursuant to the Plan and (ii) the Warrants distributed to Holders of Subordinated Notes Claims, which shall be an amount equal to the Subordinated Notes Claims Warrant Amount; provided, however, that any distribution of New Common Stock and Warrants to Holders of Allowed Subordinated Notes Claims shall be redistributed to the Senior Notes Indenture Trustee for the benefit of Holders of Allowed Senior Notes Claims in accordance with the subordination provisions of the Indentures; provided, further, however, that (i) the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee the Warrants, in an amount equal to the Subordinated Notes Claims Warrant Amount, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims and (ii) prior to distributing any New Common Stock to the Holders of Allowed Senior Notes Claims, the Senior Notes Indenture Trustee shall transfer to the Subordinated Notes Indenture Trustee 1.5% of the New Common Stock that is distributed to creditors pursuant to the Plan, to distribute on a Pro Rata basis to Holders of Allowed Subordinated Notes Claims.	0.5-0.8%

6	Section 510(b) Claims	No distribution	0%

7	Intercompany Claims	No distribution	0%

8	Equity Interests	No distribution	0%

Implementation of the Plan

On the Effective Date or as soon as reasonably practicable thereafter, the Company shall issue shares of New Common Stock for distribution to Holders of Allowed Claims as set forth above. The Company will use its commercially reasonable best efforts to list the New Common Stock on a national securities exchange, although there are no assurances that any such listing will be made. The New Common Stock will be subject to trading restrictions, as necessary, to prevent an “ownership change” within the meaning of Internal Revenue Code section 382 from occurring following the Effective Date.

On the Effective Date or as soon as reasonably practicable thereafter, the Company shall issue the Warrants in the amounts set forth in the Warrant Agreement for distribution to holders of General Unsecured Claims as set forth in the Plan. On the Surrender Date, the Company shall issue the Warrants in the amounts set forth in the Warrant Agreement for distribution to Holders of Subordinated Notes Claims as set forth in the Plan.

On the Surrender Date, except as otherwise provided in the Plan, all notes, stock, instruments, certificates, indentures, guarantees and other documents or agreements evidencing the Senior Notes Claims, the Subordinated Notes Claims and Equity Interests, including without limitation the Senior Notes, the Subordinated Notes and the Indentures, shall be deemed automatically cancelled and shall be of no further force or effect, whether surrendered for cancellation or otherwise, and the obligations of the Company thereunder or in any way related thereto shall be discharged.

The entry of the Confirmation Order, subject to the occurrence of the Effective Date, constitutes an order of the Bankruptcy Court approving the Amended Plan Settlement. The terms of the Amended Plan Settlement were described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 27, 2011.

IRS Settlement

No provision of the Plan, the Confirmation Order or any other document or agreement impairs, changes or modifies the IRS’s rights in connection with the IRS Dispute. Pending finalization of the IRS Settlement, the Company will not consummate the Plan.

Directors and Officers

On the Effective Date, the term of the current members of the Company’s board of directors will expire. On and after the Effective Date, the existing officers of the Company will remain in place in their current capacities as officers of the Company, subject to the ordinary rights and powers of the New Board to remove or replace them. The New Board will consist of the Company’s Chief Executive Officer and four additional directors, all of whom will serve on an interim basis until such time that the Holders of the New Common Stock elect four new directors. The interim directors will be appointed as set forth in the Plan.

Treatment of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, each of the Company’s prepetition executory contracts and unexpired Leases will be deemed rejected as of the Effective Date, unless such executory contract or unexpired lease (i) was assumed or rejected previously by the Company, (ii) previously expired or terminated pursuant to its terms, (iii) is the subject of a motion to assume or reject Filed on or before the Effective Date, or (iv) is identified on the Schedule of Assumed Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, all assumptions or rejections of prepetition executory contracts and unexpired leases pursuant to the Plan are effective as of the Effective Date.

Provisions Regarding Distributions

Except with respect to Allowed Senior Notes Claims and Allowed Subordinated Notes Claims, as of the Distribution Record Date, the transfer registers for each Class of Claims or Equity Interests will be deemed closed and there will be no further changes made to reflect any new record holders of any Claims or Equity Interests.

On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against the Company will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class; provided, however, that any Holder of Allowed Senior Notes Claims or Allowed Subordinated Notes Claims that does not comply with the Trading Order will only receive distributions of New Common Stock to the extent set forth in the Trading Order.

Conditions Precedent to Consummation

The following conditions must be satisfied or waivered prior to consummation of the Plan: (i) the Confirmation Order shall have become a Final Order; (ii) the Bankruptcy Court shall have approved any plan supplement filed with respect to the Plan; (iii) the New Organizational Documents shall have been effected; (iv) the Company shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and, if applicable, Warrants; (v) all authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained; (vi) the Stipulation of Settlement shall have become effective; (vii) the terms of the IRS Settlement shall have been approved by OCI, the United States, the Rehabilitation Court, the Committee, and the boards of directors of the Company and AAC and all conditions to the effectiveness of the IRS Settlement shall have been satisfied; (viii) the IRS Settlement and all transaction documents relating thereto shall have been executed by the parties thereto; (ix) the Bankruptcy Court shall have entered an order pursuant to Bankruptcy Rule 9019 approving the IRS Settlement; (x) the aggregate face amount of Allowed and Disputed General Unsecured Claims shall be less than $50 million; (xi) the Rehabilitation Court shall have approved the transactions contemplated by the Mediation Agreement, the Amended TSA, the Cost Allocation Agreement, and the Cooperation Agreement Amendment; (xii) the Cash Grant will have been paid or paid into escrow as set forth in the Mediation Agreement; the Amended TSA, the Cooperation Agreement Amendment and the Cost Allocation Agreement shall have been executed; and (xiv) all other actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws.

Information as to Assets and Liabilities of the Company

Information as to the Company’s assets and liabilities as of the most recent practicable date was contained in the Monthly Operating Report for the period November 1, 2011 through November 30, 2011 filed with the Bankruptcy Court on December 27, 2011 and is publicly available. The Balance Sheet reflecting such assets and liabilities included as part of the Monthly Operating Report is filed as Exhibit 99.1 to this Form 8-K.

Cautionary Statement Regarding the Monthly Operating Report

The Monthly Operating Report contains financial statements and other financial information that have not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws and should not be used for investment purposes. The Monthly Operating Report contains information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Fifth Amended Plan of Reorganization of Ambac Financial Group, Inc.

Exhibit 99.1	Monthly Operating Report for the Month Ended November 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: March 20, 2012	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak General Counsel